Exhibit 10.9

Cooperation Agreement

Party A: Zhejiang Mountain&Sea Enterprise Management Services Co., Ltd.

Unified Social Credit Code: 91330523MA2B4X125U

Contact Person: Xiong Xiong

Address: Zhangwu Town, Anji County, Zhejiang Province

Contact Number:

Party B: Hangzhou XiAn Industrial Co., Ltd.

Unified Social Credit Code: 913301053418488515

Contact Person: Weng Jie

Address: Room 106, 1/F, Building 20-1, Hemu New Village, Gongshu District, Hangzhou, Zhejiang Province

Contact Number: 13857195520

Whereas:

Party B operates the XiAn Platform, primarily engaged in hotels, tourism, product sales, and health services, capable of providing users with comprehensive services in travel and health management. Party A possesses a substantial customer base with consumption needs in tourism and health management. Following mutual consultations, the Parties have agreed as follows:

1. Contract Term

This Contract is valid for five years, from November 1, 2019, to October 31, 2024. Either party may propose an extension in writing three (3) days before the contract’s expiration. Upon mutual agreement, a renewal contract may be signed.

2. Method of Cooperation

2.1 Party B will offer services on its “XiAn Platform” including hotel reservation, travel itinerary bookings and customization, health consultations, personalized health management plans, health product sales, and sales of premium agricultural products and daily necessities. Party A and its users can access these services through the platform.

2.2 Party A will promote its platform to its users, encouraging them to utilize services on Party B’s platform. After Party A and its users purchase goods or services on Party B’s platform, settlements shall be made uniformly by Party A and Party B, with no direct payment required from Party A’s users to Party B.

2.3 Party B ensures the smooth operation of its platform, providing timely goods or services to Party A and its users.

2.4 Party B guarantees service provision in sales and other aspects to Party A and its users. Any disputes arising from services provided by Party B or its affiliated merchants are Party B’s responsibility to coordinate and resolve, assuming full liability.

3. Costs and Settlement

3.1 The Parties will reconcile the previous month’s consumption on the first working day of each month. Upon confirmation, Party B shall issue the corresponding VAT invoice (either a ☐ordinary or ☒special invoice) to Party A.

3.2 Service fees are settled on the first working day of each quarter. Upon confirmation, Party A shall transfer the total consumption amount for the previous quarter to Party B’s account.

Party B’s Designated Account Information:

Account Name: Hangzhou XiAn Industrial Co., Ltd.

Bank: Minsheng Bank, Xihu Branch

Account Number: 607235876

Contact Number: 0571-28229590

Party A’s designated invoicing information: Zhejiang Mountain&Sea Enterprise Management Services Co., Ltd.

Unified Social Credit Code: 91330523MA2B4X125U

Account Number: 201000202049859

Bank: Zhejiang Nanxun Rural Commercial Bank, Hucheng Branch

Address: Rooms 101-103, 1/F, Building 3, Zhangwu Village, Zhangwu Town, Anji County, Huzhou City

Tel.: 0572-2298085

4. Force Majeure

In the event of natural disasters, war, riots, government intervention, or other force majeure events unforeseen, unavoidable, and insurmountable by the Parties, resulting in either party being unable to perform its obligations under this Contract, the affected party shall not be liable for breach of contract. However, it must take all possible measures to minimize losses to the other party and notify the counterparty within three (3) working days of the event, providing proof of force majeure; if continued performance is possible and aligns with intent of this Contract, the Parties shall continue to perform their obligations under this Contract.

5. Contract Effectiveness

The invalidity of some terms and conditions of this Contract does not affect the validity of the other terms and conditions hereof.

6. Intellectual Property Rights

Party A shall ensure that it and its users do not use any intellectual property on the platform belonging to Party B or other users without prior written approval from Party B, including but not limited to trademarks, designs, official products, technology, software, programs, icons, audio, video, domain names, or copyrighted works on the platform.

7. Confidentiality Provisions

7.1 Unless otherwise agreed in this Contract, each party has a duty of confidentiality regarding the signing and content of this Contract and any business secrets or customer information learned during its performance. Without written consent from the concerned party, confidential information shall not be disclosed, given, or transferred to any third party (excluding affiliates) (except when required by law, stock exchange rules, or to government, stock exchanges, and/or other regulatory bodies, or legal, accounting, business, and other advisors or employees of the contractual parties).

7.2 Upon termination of this Contract, the obligations under this Article shall remain in force. Each party must continue to comply with the confidentiality provisions of this Contract and fulfill their respective confidentiality obligations until such obligations are discharged either by the consent of the other party or when a breach of the confidentiality provisions no longer results in any form of damage to the other party.

7.3 Each party shall inform and ensure that its employees, agents, and consultants, etc., who must know the content of this Agreement for performance purposes and who gain knowledge of the other party’s trade secrets through cooperation, comply with the confidentiality provisions. Each party shall be responsible for the actions of its employees, agents, and consultants in this regard.

8. Breach of Contract

8.1 If Party A or its users violate the intellectual property or confidentiality provisions of this Contract while using Party B’s services, Party B has the right to take measures including but not limited to deletion, blocking, disconnecting links, freezing Party A’s account, suspending redemption services, etc. Party A shall also compensate Party B for any actual losses incurred (if any).

8.2 In case of breach by either party, the breaching party shall compensate for all losses incurred, including liquidated damages or compensation amounts payable to any third party, refunds, liquidated damages or compensation paid to consumers, amounts of administrative penalties, and costs such as attorney fees, litigation fees, preservation fees, guarantee fees, notary fees, announcement fees, etc.

9. Dispute Resolution

Disputes arising from the interpretation and execution of this Contract shall first be resolved through friendly consultation by the Parties and/or mediation by a neutral third party. If not resolved through negotiation, either party may submit the dispute to the court of the plaintiff’s location.

10. Miscellaneous Provisions

This Contract shall be made in duplicate in Chinese, each having equal legal effect. Party A and Party B each hold one copy. This Contract shall come into full force and effect upon the signatures of authorized representatives of the Parties and the affixing of their official seals.

Date of Signing: November 1, 2019

Place of Signing: Huzhou, Zhejiang

Party A (Seal):

Legal Representative or Authorized Representative (Signature):

Party B (Seal):

Legal Representative or Authorized Representative (Signature):